FIRST AMENDMENT
TO THE
GLOWPOINT, INC.
2014 EQUITY INCENTIVE PLAN
May 31, 2018
This First Amendment (this “Amendment”) to the 2014 Equity Incentive Plan (the “Plan”) of Glowpoint, Inc., a Delaware corporation (the “Company”), was adopted by the Company’s Board of Directors (the “Board”) on April 12, 2018, and shall become effective upon approval by the Company’s shareholders on May 31, 2018 (the “Effective Date”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
RECITALS
WHEREAS, the Board adopted the Plan on April 22, 2014, following which the Plan was approved by the shareholders of the Company at the Company’s 2014 Annual Meeting of Shareholders held on May 28, 2014; and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the Effective Date:
AGREEMENT
1)Amendments to Plan.

a)Section 4.1. Section 4.1 of the Plan is hereby amended and restated in its entirety as set forth below:

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan may consist, in whole or in part, of shares of the Corporation’s authorized but unissued Common Stock, treasury shares constituting Common Stock or shares of Common Stock reacquired by the Corporation in any manner. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation, par value $0.0001 per share, and such other securities or property as may become the subject of awards under this Plan pursuant to an adjustment made under Section 7.1.
b)Section 4.2. Section 4.2 of the Plan is hereby amended and restated in its entirety as set forth below:

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 7,400,000 shares of Common Stock (the “Share Limit”).
The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1 and Section 8.10.
c)Section 5.2.7. Section 5.2.7 of the Plan is hereby amended and restated in its entirety as set forth below:
5.2.7 Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed 7,400,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed 7,400,000 shares of Common Stock. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $10,000,000.
d)Section 8.5. Section 8.5 of the Plan is hereby amended and restated in its entirety as set forth below:

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:
(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of up to the maximum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) an amount up to the maximum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy up to the maximum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the maximum whole number of shares required for tax withholding under applicable law.
2)No Further Amendments; Effective Date. This Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Amendment. This Amendment shall be effective as of the Effective Date.

3)Governing Law. This Amendment shall be governed by the law as set forth in Section 8.8.1 of the Plan.

As adopted by the Board on April 12, 2018 and approved by the Company’s shareholders on May 31, 2018.